Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-108817, 333-84710, 333-44548, 333-60150, 333-120564, 333-127850, 333-136551 and 333-161639) of UTStarcom Holdings Corp. of our report dated June 30, 2015 relating to the consolidated financial statements of iTV Media Inc., which appears in this Amendment No. 1 to Annual Report on Form 20-F of UTStarcom Holdings Corp.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

June 30, 2016